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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-Effective Amendment No. 37 to Registration Statement File No. 033-19540 on Form S-6 of our report dated March 26, 2019, relating to the financial statements and financial highlights comprising each of the Sub-Accounts of New England Variable Life Separate Account, appearing in the Prospectus Supplement, which is part of such Registration Statement, and to the reference to us under the heading "Independent Registered Public Accounting Firm" also in such Prospectus Supplement.

/s/ DELOITTE & TOUCHE LLP

Tampa, Florida
April 25, 2019